UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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1347 PROPERTY INSURANCE HOLDINGS, INC.

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To all fellow employees,

Today, we issued a press release announcing that 1347 Property Insurance Holdings has entered into an agreement to sell three of its subsidiaries, Maison Insurance, Maison Managers, and ClaimCor, to a peer insurance company, Florida based FedNat Holding Company, which intends to continue operating the Maison business units as its subsidiaries. 1347 Property Insurance Holdings intends to retain PIH Re, Ltd., our reinsurance subsidiary, which is not being sold in this transaction. The transaction needs our shareholders to approve it and needs regulatory approval before it can be finalized. Because we are a public company, I, unfortunately, was unable to speak with you about this news before the press release was issued. Speaking on behalf of the Board and entire management team, we are extremely proud of the business that our people have built over the last several years as we have grown from a brand-new company operating in one state to a multi-state operation with over $100 million of annual premiums. While more details about the agreement are in the press release, I want to provide some context for this important milestone and its impact on all of us.

As you may know, FedNat is a large, financially strong company that will be able to support the continued growth of Maison. FedNat has much of its premium in the state of Florida but also operates in Louisiana and Texas. We believe its greater scale and geographic diversity will provide a range of benefits for the Maison business, from improved reinsurance negotiating power to deeper underwriting analytics and centralized claim handling.

You may be wondering what this will mean for each of you going forward. In our discussions with FedNat, it was clear that they have tremendous respect both for our companies and the value and talent of our associates. As is the case in any transaction, there will be an integration period during which organizational structures will be evaluated. We will make every effort to keep you updated on important developments as progress is made and decisions are finalized.

We expect the transaction to close around the end of the second quarter of 2019. Until that time, the companies will continue to operate independently. This means, it will be business as usual, and we ask that you focus on what you do best – continuing to provide excellent support and service to each other and our policyholders, partners, and communities.

Finally, this news may generate some media attention and it is important for us to speak with one voice. I ask that you refer any calls from outside parties to Adam Prior at (212) 836-9606, who will respond on our behalf. Because this transaction requires the vote of our shareholders, and because many of our associates are also shareholders, we will be required to disclose additional information about the transaction in the coming months.

On behalf of our Board and management team, thank you for your hard work and dedication to 1347 PIH and its entities.

/s/ Doug Raucy

Forward-Looking Statements

Certain statements made in this communication are not based on historical facts, but are forward-looking statements. These statements can be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “can,” “could,” “estimate,” “expect,” “evaluate,” “forecast,” “guidance,” “intend,” “likely,” “may,” “might,” “outlook,” “plan,” “potential,” “predict,” “probable,” “project,” “seek,” “should,” “view,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These statements reflect the Company’s reasonable judgment with respect to future events and are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those in the forward-looking statements. Such risks and uncertainties include risks of disruption to the Company’s business as a result of the public announcement of the proposed transaction (the “Transaction”), the occurrence of any event, change or other circumstance that could give rise to the termination of the equity purchase agreement (the “Agreement”), an inability to complete the Transaction due to a failure to obtain the approval of the Company’s stockholders or a failure of any condition to the closing of the Transaction to be satisfied or waived by the applicable party, the extent of, and the time necessary to obtain, the regulatory approvals required for the Transaction, outcome of any litigation that the Company may become subject to relating to the Transaction, an increase in the amount of costs, fees and expenses and other charges related to the Agreement or the Transaction, risks arising from the diversion of management’s attention from the Company’s ongoing business operations, a decline in the market price for the Company’s common stock if the Transaction is not completed, a lack of alternative potential transactions if the Transaction is not completed, volatility or decline of common stock of FedNat Holding Company (the “Purchaser”) received by the Company as consideration in the Transaction, limitations on the Company’s ability to sell or otherwise dispose of Purchaser’s stock, risks of being a minority stockholder of Purchaser if the Transaction is completed, disruptions in the Company’s operations from the Transaction that prevent the Company from realizing intended benefits of the Transaction, risks associated with the Company’s inability to identify and realize business opportunities, and undertaking of any such new opportunities, following the Transaction, risks of the Company’s inability to satisfy the continued listing standards of the Nasdaq Stock Market following completion of the Transaction, as well as the other risks and uncertainties identified in filings by the Company with the Securities and Exchange Commission (the “SEC”), including its periodic reports on Form 10-K and Form 10-Q.

Any forward-looking statement speaks only as of the date of this communication and the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the Transaction. In connection with the Transaction, the Company intends to file with the SEC and furnish to the Company’s stockholders a proxy statement, in both preliminary and definitive form, and other relevant documents pertaining to the Transaction. Stockholders of the Company are urged to read the definitive proxy statement and other relevant documents carefully and in their entirety when they become available because they will contain important information about the Transaction. Stockholders of the Company may obtain the proxy statement and other relevant documents filed with the SEC (once they are available) free of charge at the SEC’s website at www.sec.gov or by directing a request to 1347 Property Insurance Holdings, Inc., 1511 N. Westshore Blvd., Suite 870, Tampa, FL 33607, Attn: John S. Hill.

Participants in the Solicitation

The directors, executive officers and certain other members of management and employees of the Company may be deemed “participants” in the solicitation of proxies from stockholders of the Company in favor of the Transaction. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of the Company in connection with the Transaction will be set forth in the proxy statement and the other relevant documents to be filed by the Company with the SEC. You can find information about the Company’s executive officers and directors in its Annual Report on Form 10-K for the fiscal year ended December 31, 2017, in its definitive proxy statement filed with the SEC on Schedule 14A on April 20, 2018, and in subsequent Section 16 reports.